Amended and Restated AMENDMENT SEVEN TO
INTUIT MASTER SERVICE AGREEMENT

This Amended and Restated Amendment Seven (“Amendment 7”) is effective upon the signatures of both parties to the Master Service Agreement (the “Agreement”) dated as of May 28, 2003 is by and between Intuit Inc. (“Intuit”) and Arvato Digital Services LLC (“Contractor”) and, upon the signatures of both parties, is effective as of September 1, 2013 (the “Effective Date”). This Amendment 7 replaces, in its entirety, any previous version entered into by the parties.

WHEREAS pursuant to the Agreement, Contractor agreed to perform and has performed certain services for Intuit.

WHEREAS Intuit and Contractor now desire to amend the terms of the Agreement and update the Statements of Work, as described in this Amendment 7:

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 6 (a) Term/Termination is amended as follows:
The term of the Agreement is extended to September 14, 2015.

2.	Pricing Schedule:
The Pricing Schedule dated September 1, 2013 shall replace, in its entirety, the pricing in effect prior to the effective date.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Amendment 7 as of the Effective Date.

INTUIT INC.	ARVATO DIGITAL SERVICES LLC
By: /s/ STEVE SCOTT Name: Steve Scott Title: Contract Manager	By: /s/ CHRISTIAN HUELSEWIG Name: Christian Huelsewig Title: Sr. Vice President

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